Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shu Keung Chui, the Chief Executive Officer and Chief Financial Officer of BUSINESS DEVELOPMENT SOLUTIONS, INC. (the "Company"), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 13th day of November 2008.

/s/ Shu Keung Chui
Shu Keung Chui
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal
Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Business Development Solutions, Inc. and will be retained by Business Development Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.